As filed with the Securities and Exchange Commission on September 29, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	76-0233274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2408 Timberloch Place, Suite B-7
The Woodlands, TX 77380
(281) 719-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph S. Podolski
President and Chief Executive Officer
Repros Therapeutics Inc.
2408 Timberloch Place, Suite B-7
The Woodlands, TX 77380
(281) 719-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul D. Aubert, Esq.
Winstead PC
600 Town Center One
1450 Lake Robbins Drive
The Woodlands, TX 77380
(281) 681-5900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-137109
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate Offering	Registration
Title of Each Class of Securities to be Registered	Registered	Share (1)	Price(1)	Fee(1)(2)
Common Stock, par value $.001 per share.	400,000	$5.92	$2,368,000	$100

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average high and low prices per share of common stock on September 23, 2008 as reported on the Nasdaq Global Market.

(2)	The Registrant previously paid filing fees of $4,342 in connection with the previous filing of the Registration Statement on Form S-3 (File No. 333-137109), which Registration Statement contemplated a registration of 5,000,000 shares.
     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Repros Therapeutics Inc., a Delaware corporation, pursuant to Rule 462(b) and General Instruction IV.A of Form S-3, both as promulgated under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consents. This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-137109) that was initially filed by the Registrant on September 5, 2006 and was declared effective by the Securities and Exchange Commission on September 15, 2006. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Company by 400,000 shares. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3, as amended (File No. 333-137109), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
INDEX TO EXHIBITS
Opinion of Winstead PC
Consent of PricewaterhouseCoopers LLP

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules
     (a) Exhibits

Exhibit Number	Identification of Exhibit
5.1*	Opinion of Winstead PC

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Winstead PC (included in Exhibit 5.1).

24.1	Power of Attorney. Exhibit 24.1 to the Company’s Registration Statement on Form S-3 (No. 333-137109) as filed with the Commission on September 5, 2006 is incorporated herein by reference.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Montgomery County, State of Texas, on September 29, 2008.

REPROS THERAPEUTICS INC.
By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph S. Podolski Joseph S. Podolski	President, Chief Executive Officer and Director (Principal Executive Officer)	September 29, 2008

/s/ Louis Ploth, Jr. Louis Ploth, Jr.	Vice President, Business Development, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	September 29, 2008

* Daniel F. Cain	Chairman of the Board	September 29, 2008

* Jean L. Fourcroy, M.D., Ph.D., M.P.H.	Director	September 29, 2008

* Jeffrey R. Harder	Director	September 29, 2008

* Nola Masterson	Director	September 29, 2008

* David Poorvin, Ph.D.	Director	September 29, 2008

* By: /s/ Joseph S. Podolski Joseph S. Podolski, as Attorney in fact

INDEX TO EXHIBITS

Exhibit Number	Identification of Exhibit
5.1*	Opinion of Winstead PC

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Winstead PC (included in Exhibit 5.1).

24.1	Power of Attorney. Exhibit 24.1 to the Company’s Registration Statement on Form S-3 (No. 333-137109) as filed with the Commission on September 5, 2006 is incorporated herein by reference.

*	Filed herewith.